EXHIBIT 99.1


                             FOR: Cognizant Technology Solutions Corp. 500 Glenpointe Centre West
                                        Teaneck, NJ  07666

                             CONTACT:   Larry Gordon
                                        VP, Corporate Marketing
                                        201-678-2743
                                        lgordon@cognizant.com

FOR IMMEDIATE RELEASE


                                             Investors: Ian Bailey/Kirin Smith
                                             Press:  Brian Maddox/Scot Hoffman
                                             FD Morgen-Walke
                                             212-850-5600
                                             shoffman@fdmw.com


COGNIZANT ACQUIRES IT SERVICES FIRM INFOPULSE IN THE NETHERLANDS AS PART OF EUROPEAN EXPANSION


Further Strengthens Financial Services Expertise in Europe
----------------------------------------------------------


Teaneck, NJ - December 2, 2003 - Cognizant Technology Solutions (Nasdaq: CTSH), a leading provider of IT services, today announced the acquisition of Infopulse, a Netherlands-based IT services firm specializing in the banking and financial services industry. The Infopulse acquisition allows Cognizant to better serve customers in the Benelux region by adding local client partners, industry expertise, and local language capability. The acquisition further strengthens Cognizant's industry leading 4th generation offshore delivery model, which has senior executives based close to clients in the US and Europe who are tightly integrated with a robust SEI CMMI Level 5 offshore capability.

"Infopulse has the client base, industry expertise and knowledge of local markets to spearhead our strategy for Benelux," said Kumar Mahadeva, Chairman and CEO of Cognizant. "Customers in banking and financial services, have been among the first European companies to adopt a large scale offshore strategy, and Infopulse helps Cognizant further strengthen its position in this vertical."

"This acquisition will help our current customers because they will get large scale offshore capabilities as well as industry specific IT services," said Wiljo Verbruggen, co-founder of Infopulse, which has for several years leveraged offshore development in Eastern Europe. "Cognizant has a strong track record in the financial sector and also values customer focus, has very high customer satisfaction, and a culture that provides an excellent balance between business and technology."


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About Cognizant Technology Solutions
------------------------------------


Cognizant Technology Solutions Corporation (Nasdaq: CTSH) is a leading provider of IT services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant provides applications management, development, integration, and re-engineering, infrastructure management, business process outsourcing, and a number of related services such as enterprise consulting, technology architecture, program management and change management through its onsite/offshore outsourcing model.

Cognizant's more than 8,500 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and Ireland, and onsite client teams. Cognizant maintains P-CMM and SEI-CMM Level 5 assessments from an independent third-party assessor and was recently ranked #1 in Forbes' Hot Shots 200 Up & Comers and ranked as the top information technology company in BusinessWeek's Hot Growth Companies. Further information about Cognizant can be found at http://www.cognizant.com.

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Cognizant believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties that could cause or contribute to differences include, but are not limited to: (i) the significant fluctuations of Cognizant's quarterly operating results caused by a variety of factors, many of which are not within Cognizant's control, including (a) the number, timing, scope and contractual terms of application design, development and maintenance projects, (b) delays in the performance of projects, (c) the accuracy of estimates of costs, resources and time to complete projects, (d) seasonal patterns of Cognizant's services required by customers, (e) levels of market acceptance for Cognizant's services,
(f) potential adverse impacts of new tax legislation, and (g) the hiring of additional staff; (ii) changes in Cognizant's billing and employee utilization rates; (iii) Cognizant's ability to manage its growth effectively, which will require Cognizant (a) to increase the number of its personnel, particularly skilled technical, marketing and management personnel, (b) to find suitable acquisition candidates to support geographic expansion, and (c) to continue to develop and improve its operational, financial, communications and other internal systems, in the United States, India and Europe; (iv) Cognizant's reliance on key customers and large projects; (v) the highly competitive nature of the markets for Cognizant's services; (vi) Cognizant's ability to successfully address the continuing changes in information technology, evolving industry standards and changing customer objectives and preferences; (vii) Cognizant's reliance on the continued services of its key executive officers and leading technical personnel; (viii) Cognizant's ability to attract and retain a sufficient number of highly skilled employees in the future; (ix) Cognizant's ability to protect its intellectual property rights; (x) the concentration of Cognizant's operations in India and the related geo-political risks of local and cross-border conflicts; (xi) terrorist activity, the threat of terrorist activity, and responses to and results of



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terrorist  activity  and  threats,  including,  but  not  limited  to,  effects, domestically and/or internationally, on Cognizant, its personnel and facilities, its customers and suppliers, financial markets and general economic conditions;
(xii) the effects, domestically and/or internationally, on Cognizant, its personnel and facilities, its customers and suppliers, financial markets and general economic conditions arising from hostilities involving the United States in Iraq or elsewhere; (xiii) a breach of the Distribution Agreement entered into between the Company and IMS Health; (xiv) a change in the Company's intent to repatriate undistributed earnings; and (xv) general economic conditions. Such forward-looking statements include risks and uncertainties; consequently, actual transactions and results may differ materially from those expressed or implied thereby.

Additional information on factors that may affect the business and financial results of the companies can be found in filings of the companies made from time to time with the Securities and Exchange Commission.